Exhibit 10.1

                              SEPARATION AGREEMENT

        This Separation Agreement (the "Agreement") is made effective as of the 31st day of December, 2007 (the "Effective Date") between HC Innovations, Inc., a Delaware corporation (the "Company"), and Jeffrey L. Zwicker ("Zwicker").

                                    RECITALS

        A. Zwicker has been Chief Financial Officer of the Company from May 2005 until the Effective Date.

        B. Zwicker is retiring from the Company and thereby ending his employment relationship with the Company and is concurrently resigning as Chief Financial Officer of the Company and from all officer and other positions he has with the Company and its affiliates.

        C. In recognition of the substantial past services of Zwicker to the Company and Zwicker's willingness to provide the Company with the non-competition and related covenants provided herein, the parties desire to amicably conclude Zwicker's employment with the Company and its affiliates on the terms set forth in this Agreement.

        In consideration of the mutual promises contained in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are acknowledged, the undersigned parties, intending to be legally bound, agree as follows:

                                   AGREEMENTS

        1. RETIREMENT; RESIGNATION FROM OFFICER POSITIONS. Zwicker hereby resigns as Chief Financial Officer of the Company and from all officer and other positions he has with the Company and its affiliates, in each case as of the Effective Date. Any employment relationship he has with the Company and its affiliates is also concluded as of the Effective Date.

        2. SEVERANCE PAYMENTS. Subject to Zwicker's continuing compliance with all the terms of this Agreement, the Company shall pay Zwicker an aggregate of $100,000, representing six (6) months of Zwicker's current salary of $200,000 (the "Severance"). The Severance shall be payable in twenty-six (26) equal semi-monthly installments in accordance with the Company's customary payroll practices and shall be reduced by all appropriate tax withholdings and other customary payroll deductions.

        3. MEDICAL INSURANCE. For a period of twelve (12) months from the Effective Date, the Company shall either continue to provide Zwicker with coverage under the Company's current medical and dental insurance plans (collectively, "Medical Insurance") or, in the event Zwicker shall not be eligible for such coverage, pay the cost of COBRA coverage for Zwicker, which coverage shall be substantially equivalent to the Medical Insurance, for twelve
(12) months. Zwicker is responsible for complying with all terms and conditions of any such insurance plan except for timely payments of the premium, which shall be the sole responsibility of the Company.

        4.      CONDITIONS TO SEVERANCE AND MEDICAL INSURANCE.

        (a) The Severance payment provided in Section 2, the Medical Insurance or COBRA payments provided in Section 3 shall continue only until such time as Zwicker shall perform any services for a "Competing Business" (as defined in Section 5), without having received the prior written consent of the President of the Company. The rendering of consulting or other services to any Competing Business, without first having obtained prior written consent for such activity from the President of the Company, shall entitle the Company to terminate all remaining Severance payments, Medical Insurance or COBRA benefit payments.

        (b) The severance obligations of the Company set forth in Sections 2 and 3 herein shall constitute the total payment and severance obligations under this Agreement. Zwicker understands and warrants that no monetary or other benefit other than as set forth in Sections 2 and 3 is or shall be due or claimed to be due from the Company.

        5.      RESTRICTIVE COVENANTS.

        (a) Zwicker hereby covenants and agrees with the Company that, in consideration for the payments and other valuable consideration to be provided to Zwicker under this Agreement, for a period (the "Restricted Period") of thirty-six (36) months from the Effective Date, Zwicker shall not, without the prior written consent of the President of the Company (which consent shall not be unreasonably withheld), either directly or indirectly, on his own account or as an executive, consultant, agent, partner, joint venturer, owner, director or shareholder of any other person, firm, corporation, partnership, limited liability company or other entity:

                (i)     Perform   services  for  any  Competing   Business,   as
        hereinafter defined, that are substantially similar in whole or in part to those that he performed for the Company, including specifically, but not limited to, participating in the financing or executive management of a business providing specialty disease and care management focused on caring for small populations of medically unstable and frail individuals. For purposes of this Agreement, the term "Competing
        Business" shall mean any entity engaged in the research, financing, development, marketing or sale of products or services which are or would be competitive with those products and services being marketed by the Company at the Effective Date. This covenant shall apply only within the "Territory" that is defined as the fifty states of the United States. Zwicker recognizes and agrees that in his capacity as Chief Financial Officer of the Company, his duties extended throughout the entire service area of the Company, which includes, at a minimum, the fifty states of the United States and that, because of the executive nature of Zwicker's position with the Company, in order to afford the Company protection from unfair competition by Zwicker following his resignation, this covenant must extend throughout the stated Territory. Zwicker further acknowledges that this covenant does not prohibit him from engaging in his entire trade or business, but only a very limited segment of the specialty disease care management industry. This covenant also shall not prohibit Zwicker from owning up to five (5) percent of the common stock of any publicly traded specialty disease care

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


        management company for investment purposes, which investment shall not be deemed, in and of itself, to be a violation of this Section 5(a)(i); or

                (ii) Solicit any current employee, supplier, customer, or client of the Company with whom Zwicker dealt on behalf of the Company within the year preceding the Effective Date, for the purpose of researching, financing, developing or purchasing, selling or marketing products or services which are or would be competitive with those products or services marketed by the Company at the Effective Date.

        (b) Zwicker acknowledges and agrees that breach by him of the provisions of this Section 5 shall entitle the Company, at its option and in addition to any other remedies available to it at law or in equity, to terminate this Agreement, including, but not limited to, termination of the remaining payments and benefits, if any, to be made to Zwicker under Sections 2 and 3 hereof. Said termination shall not negate or affect the release of claims made by Zwicker under Section 6(a), which shall remain in full force and effect. If the Company should elect to terminate the remaining payments and benefits to be made to Zwicker in the event of Zwicker's breach of this Section 5, however, it agrees that the restrictive covenants contained in this Section 5 shall, from that point in time, no longer be in effect.

        6.      MUTUAL RELEASE OF CLAIMS.

        (a) Zwicker, and anyone claiming through Zwicker or on Zwicker's behalf, agree to release the Company and the other Released Parties (as defined below) with respect to any and all claims, whether currently known or unknown, that Zwicker now has, has ever had, or may ever have against the Company and any of the other Released Parties arising from or related to any agreement, act, omission, or thing occurring or existing at any time prior to the Effective Date. Without limiting the foregoing, the claims released by Zwicker hereunder include, but are not limited to:

                (i) All claims for or related in any way to Zwicker's employment, compensation, other terms and conditions of employment, or termination from employment with the Company, including without limitation all claims for salary, bonus, severance pay, vesting of options or any other compensation or benefit whether under an employment agreement, any other agreement, any Company policy, plan or program or otherwise;

                (ii) All claims that were or could have been asserted by Zwicker or on Zwicker's behalf: (a) in any federal, state, or local court, commission, or agency; (b) under any common law theory; or (c) under any employment, contract, tort, federal, state, or local law, regulation, ordinance, constitutional provision, or executive order; and

                (iii) All claims that were or could have been asserted by Zwicker or on Zwicker's behalf arising under any of the following laws, as amended from time to time: the Age Discrimination in Employment Act, Title VII of the Civil Rights Act of 1964, the Americans with Disabilities Act, the Employee Retirement Income Security Act, the Family and Medical Leave Act, the Worker Adjustment and Retraining Notification Act, or any other related laws, rules and regulations enacted in the State of Connecticut.

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


        (b) The Company and the Released Parties agree to release Zwicker and his heirs and assigns with respect to any and all claims, whether currently known or unknown, that the Company and the Released Parties now have, have ever had, or may ever have against Zwicker arising from or related to any agreement, act, omission, or thing occurring or existing at any time prior to the Effective Date. The only exception shall be that this release shall not prohibit the Company with respect to any criminal or fraudulent acts or omissions by Zwicker that are unknown by the Company as of the Effective Date.

        (c)     The term "Released Parties" as used in this Agreement  includes:
(i) the Company and its past, present, and future parents, divisions, subsidiaries, partnerships, affiliates, and other related entities (whether or not they are wholly owned); and (ii) the past, present, and future owners, trustees, fiduciaries, administrators, shareholders, directors, officers, partners, agents, representatives, members, associates, employees, and attorneys of each entity listed in subpart (i) above; and (iii) the predecessors, successors, and assigns of each entity listed in subparts (i) and (ii) above.

        (d) The parties acknowledge and agree that the releases provided in this Section 6 shall not apply to (i) breaches of the terms of this Agreement
(ii)  vested  benefits  under  any  employee  welfare  plan,  including  without limitation, 401(k), health and welfare plans, (iii) any rights to indemnification under applicable statutes, bylaws or contracts which existed prior to the date of this Agreement or as the same may in the future be expanded, and (iv) rights under COBRA, workmen's compensation plans and HIPPA (Health Insurance Protection Portability Act).

        7.      MUTUAL COVENANT NOT-TO-SUE.

        (a) Zwicker covenants and agrees not to file or initiate a lawsuit against any of the Released Parties in regard to any claims, demands, causes of action, suits, damages, losses and expenses released herein, arising from acts or omissions of the Company occurring on or before the Effective Date, and Zwicker will ask no other person or entity to initiate such a lawsuit on his behalf. If Zwicker breaches this covenant and agreement, the remaining payments and benefits, if any, to be paid to Zwicker under Sections 2 and 3 shall immediately terminate, and Zwicker shall indemnify and hold harmless the Company and any of the Released Parties from any and all costs incurred by any and all of them, including their reasonable attorneys' fees, in defending against such lawsuit.

        (b) The Company covenants and agrees not to file or initiate a lawsuit against Zwicker in regard to any claims, demand, causes of action, suits, damages losses and expenses released herein, arising from acts or omissions of Zwicker occurring on or before the Effective Date, and the Company will ask no other person or entity to initiate such a lawsuit on its behalf. The only exception shall be that this covenant-not-to-sue shall not prohibit the Company with respect to any criminal or fraudulent acts or omissions by Zwicker that are unknown by the Company as of the Effective Date. If the Company breaches this covenant and agreement, the Company shall indemnify and hold harmless Zwicker from any and all costs incurred by him, including his reasonable attorneys' fees, in defending against such lawsuit.

        8. NO PROCEEDINGS INITIATED. Zwicker represents and warrants that neither he nor anyone acting on his behalf has filed or initiated any charge or claim against the Company in any

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


administrative or judicial proceeding. The Company represents and warrants that neither it nor anyone acting on its behalf has filed or initiated any charge or claim against Zwicker in any administrative or judicial proceeding.

        9.      COVENANTS OF THE PARTIES.

        (a) Zwicker agrees that he shall not disparage the Company or its officers, directors, employees, shareholders, agents or representatives or its products or services or products or services in development, or otherwise seek to reduce the good will of the Company or the reputation of the Company or its officers, directors, employees, agents, or representatives. The Company, on behalf of its directors and executive officers, agrees not to disparage Zwicker or to act in any way to diminish Zwicker's reputation.

        (b) Immediately after the Effective Date of this Agreement, Zwicker shall deliver to the Company possession of any and all property owned or leased by the Company which may then be in Zwicker's possession or under his control, including, without limitation, any and all such keys, credit cards, equipment, supplies, books, records, files, computer equipment (with the exception of the Company's laptop computer S/N 01189 which will be transferred to Zwicker by the Company), computer software and other such tangible and intangible property of any description whatsoever. If, following the date of this Agreement, Zwicker shall receive any mail, including, but not limited to, electronic mail, addressed to the Company or to Zwicker as an officer of the Company, Zwicker shall immediately deliver or forward such mail, unopened, and in its original envelope or package, to the Company. If, following the date of this Agreement, the Company shall receive any mail, including, but not limited to, electronic mail, addressed to Zwicker individually and not in his former capacity as an officer of the Company, the Company shall immediately deliver or forward such mail, unopened, and in its original envelope or package, to Zwicker.

        (c) The Company hereby agrees to indemnify and hold harmless to the fullest extent provided therein, in accordance with Delaware law and the Articles of Incorporation and By-Laws of the Company, Zwicker from and against any and all actions, suits, proceedings, claims, demands, judgments, expenses (including reasonable attorney fees), losses and damages arising or resulting from Zwicker's performance of his duties as Chief Financial Officer.

        10. NO VOLUNTARY ASSISTANCE. Zwicker hereby covenants and agrees that, except under compulsion of law, he will not voluntarily assist, support, or cooperate with, directly or indirectly, any entity or person alleging or pursuing any claim, administrative charge, or cause of action against the Company, including without limitation, by providing testimony or other information, audio or video recordings, or documents. If compelled to testify, nothing contained herein shall in any way inhibit or interfere with Zwicker providing completely truthful testimony or producing documents. In addition, and notwithstanding anything elsewhere appearing in this Agreement, nothing herein shall prevent or hinder Zwicker's full cooperation with any investigation or other proceeding by any federal, state or local governmental agency, including, but not limited to, U.S. Securities and Exchange Commission.

        11. NO ADMISSION OF LIABILITY. The parties agree and acknowledge that this Agreement is a full and complete compromise of the matters released herein between the parties

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


hereto; that neither the releases nor the negotiations for this Agreement and the settlement embodied herein, including all statements or communications made to date, shall be considered admissions by them.

        12.     CONFIDENTIALITY.

        (a) Zwicker acknowledges that the information, observations and data that has been obtained by him during his involvement with the Company as an employee concerning the business or affairs of the Company which has not been released publicly by authorized representatives of the Company ("Confidential Information") is the property of the Company. Accordingly, Zwicker agrees, on behalf of himself and any affiliate, that he will not disclose to any person not authorized by the Company to receive such Confidential Information, or use for his own account, any of the Confidential Information previously obtained during his employment or which is hereafter obtained during the term of his advisory agreement as provided in Section 5 hereof without the prior written consent of the Company, unless, and to the extent that, the aforementioned matters (i) are or become generally known to and available for use by the public otherwise than as a direct or indirect result of Zwicker's acts or omissions to act in the protection of such Confidential Information (ii) are disclosed to Zwicker by a third party who, to the best knowledge of Zwicker, is not thereby in breach of any duty to the Company or any of its affiliates. Notwithstanding the foregoing, Zwicker shall be entitled to disclose Confidential Information if required by law, court order, or similar compulsory process; provided, that Zwicker shall promptly notify the Company of any disclosure proposed to be made pursuant to this sentence in order to afford the Company a reasonable opportunity to contest such disclosure or obtain appropriate confidentiality assurances. For purposes of this Agreement, the term "affiliate" means any person, partnership, corporation or business entity controlling, controlled by or under common control with the Company or Zwicker, as the case may be.

        (b) Zwicker acknowledges that the Confidential Information is proprietary and of value to the Company and, accordingly, Zwicker will follow reasonable security practices with regard to the protection and non-disclosure of the Confidential Information. If Zwicker is required to disclose any Confidential Information in accordance with applicable law, Zwicker will, whenever possible, first provide to the Company a copy of the proposed disclosure so that the Company may have a sufficient opportunity to review and comment thereon and Zwicker agrees to seek, at the Company's expense, such maximum confidential treatment of such disclosure as the Company requests or may be permitted by applicable law. Zwicker's obligations under this Article will survive any termination of this Agreement.

        (c) Zwicker acknowledges and agrees that breach by him of the provisions of this Section 12 shall entitle the Company, at its option and in addition to any other remedies available to it at law or in equity, to terminate this Agreement, including, but not limited to, termination of the remaining payments and benefits, if any, to be made to Zwicker under Sections 2 and 3 hereof. Said termination shall not negate or affect the release of claims made by Zwicker under Section 6(a). If the Company should elect to terminate the remaining payments and benefits to be made to Zwicker in the event of Zwicker's breach of this Section 12, however, it agrees that the confidentiality provision contained in this Section 12 shall, from that point in time, no longer be in effect.

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


        13.     OTHER RIGHTS.

        (a) Zwicker is advised to seek legal counsel regarding the terms of this Agreement. Zwicker acknowledges that he has sought legal counsel regarding the terms and effect of this Agreement.

        (b) Zwicker acknowledges that this Agreement releases only those claims which exist as of the Effective Date.

        14. JURISDICTION/CHOICE OF FORUM. This Agreement, including its interpretation or performance, or any controversy or dispute (including any statutory claim) arising out of or otherwise related to this Agreement, shall be governed by, and construed in accordance with, the laws of the State of Connecticut without giving any force or effect to the provisions of any conflict of law rule thereof. The parties further agree that any controversy or dispute (including any statutory claim) arising out of or otherwise related to this Agreement shall be tried exclusively in the state courts of Fairfield County, Connecticut.

        15. ADVICE OF ATTORNEYS. The parties acknowledge that they have fully read, understood and unconditionally accepted this Agreement after consulting with their attorneys or having the opportunity to consult with an attorney, and acknowledge that this Agreement is mutual and binding upon all parties hereto regardless of the extent of damages allegedly suffered by any of the parties hereto.

        16. COUNTERPARTS. This Agreement may be signed in counterpart originals with the same force and effect as if signed in a single original document.

        17. COOPERATION OF THE PARTIES. The parties to this Agreement agree to cooperate fully and to execute any and all supplementary documents and to take all additional actions that may be necessary or appropriate to give full force and effect to the basic terms and intent of this Agreement and the settlement embodies herein. Zwicker further agrees to fully cooperate with the Company in any and all pending or future investigations, inquiries or litigation whether in any judicial, administrative, or public, quasi-public or private forum, in which the Company is involved or may become involved, whether or not Zwicker is a defendant in such investigations, inquiries, proceedings or litigation. Zwicker shall provide truthful and accurate testimony, background information, and other support and cooperation as the Company may reasonably request. The Company will compensate Zwicker for all reasonable travel and other out-of-pocket expenses incurred by him in assisting the Company under this
Section 17 upon submission of supporting documentation reasonably acceptable to the Company.

        18. MODIFICATION IN WRITING ONLY. Neither this Agreement nor any provision of this Agreement may be modified or waived in any way except by an agreement in writing signed by each of the parties hereto consenting to such modification or waiver.

        19. CONSTRUCTION OF THIS AGREEMENT. The parties agree that they each have participated in the drafting of this Agreement, and that, as a result, this Agreement shall not be construed in favor of or against any party hereto.

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


        20. HEADINGS AND CAPTIONS. The headings and captions used in the Agreement are for convenience of reference only, and shall in no way define, limit, expand, or otherwise affect the meaning or construction of any provision of this Agreement.

        21. REMEDIES. Zwicker agrees that money damages cannot adequately compensate the Company in case of a breach or threatened breach of the covenants contained in Sections 5 or 12 and that, accordingly, the Company would be entitled to injunctive relief upon such breach. Zwicker understands that it is the Company's intent to have the covenants contained in Sections 5 and 12 enforced to their fullest extent. Accordingly, Zwicker and the Company agree that, if any portion of the restrictions contained in Sections 5 or 12 are deemed unenforceable, the court shall construe and enforce these covenants to the fullest extent permitted by law.

        22. NOTICES. Any and all notices necessary or desirable to be served hereunder shall be in writing and shall be

        (a)     personally delivered, or

        (b) sent by certified mail, postage prepaid, return receipt requested, or guaranteed overnight delivery by a nationally recognized express delivery company, in each case addressed to the intended recipient at the address set forth below.

        (c)     For notices sent to the Company:

                             HC Innovations, Inc.
                             10 Progress Drive, Suite 200
                             Shelton, CT 06484
                             Attention:  President

        (d)     For notices sent to Zwicker:

                             To the address on file with the Company

Either party hereto may amend the addresses for notices to such party hereunder by delivery of a written notice thereof served upon the other party hereto as provided herein. Any notice sent by certified mail as provided above shall be deemed delivered on the third (3rd) business day next following the postmark date which it bears.

        23. BINDING AGREEMENT. This Agreement shall be binding upon and inure to the benefit of the parties hereto, jointly and severally, and the past, present and future heirs, executors, administrators, agents, executors, servants, attorneys, affiliated persons and entities, predecessors and successors in interest and assigns, regardless of form, trustees in bankruptcy or otherwise, and any other representative or entity acting on behalf of, pursuant to, or by virtue of the rights of each.

        24.     NON-ASSIGNABILITY:  ASSIGNMENT  IN THE EVENT OF  ACQUISITION  OR
MERGER. This Agreement, and the benefits hereunder are not assignable or transferable by Zwicker, and the rights and obligations of the Company under this Agreement will automatically be deemed to be assigned by the Company to any corporation or entity acquiring all or substantially all of the

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assets or stock of the  Company  or of any  corporation  or entity  with or into which the Company may be merged or consolidated; provided, however, that in the event of Zwicker's death, the Company shall make such payments as may then be due and owing to Zwicker, if any, to Zwicker's estate.

        25. ENTIRE AGREEMENT. This Agreement contains the entire agreement of the parties concerning the subject matter hereof, and is intended and shall be construed as an integrated agreement. Each party understands, acknowledges and hereby represents and warrants that this Agreement supersedes any and all prior or contemporaneous understandings, agreements, representations and/or promises, whether oral or written, which are not expressly set forth herein or expressly referred to in this Agreement, and no understanding, agreement, representation, warranty, promise or inducement has been made concerning the subject matter of this Agreement other than as set forth in this Agreement, and that each party enters into this Agreement without any reliance whatsoever upon any understanding, agreement, representation, warranty or promise not set forth herein.

        26.     SEVERABILITY.   Should  any  provision  of  this   Agreement  be
determined to be illegal or unenforceable, such determination shall not affect the validity or enforceability of any other provision of this Agreement.

        27. COUNSEL FEES. The Company shall promptly reimburse Zwicker for the fees and expenses of his legal counsel with respect to the review of this Agreement, in an amount not to exceed $2,000.

                            [signature page follows]

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


        IN WITNESS WHEREOF, the undersigned have executed this Separation Agreement as of the Effective Date set forth above.



                                          /s/ Jeffrey L. Zwicker
                                          ----------------------
                                          Jeffrey L. Zwicker

                                          Date:   December 20, 2007



                                          HC Innovations, INC.


                                          By: /s/ David Chess, MD
                                              -------------------
                                                  Name: David Chess, MD
                                                  Title: Chief Executive Officer

                                          Date:   December 20, 2007